Lender Member Registration and Note Purchase Agreement

This Lender Member Registration and Note Purchase Agreement (the "Agreement") is made and entered into by and between you (hereinafter referred to as "Lender Member" or “Note Purchaser”) and Loanio, Inc. ("Loanio," “the Company,” “we,” “us,” or “our”), for ourselves and our respective successors and permitted assigns. You agree to comply with the terms and provisions of this Agreement, the Terms of Use of the Loanio website, the Prospectus, and such other policies as are posted on the Loanio website (the "Loanio Policies"), as the same may be amended from time to time by Loanio in its sole discretion (collectively, the "Loanio Terms and Conditions"). This Agreement shall govern all purchases of Borrower Member Payment Dependent Notes (the “Notes” or “Securities”) that you may, from time to time, purchase from Loanio.

Loanio has filed a registration statement on Form S-1 (No. xxx-xxxxxxx)  (as amended from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission to offer and sell Notes issued by Loanio. The Registration Statement includes a prospectus related to the offering of the Notes by Loanio dated xx/xx/xxxx      (as supplemented or amended from time to time, the “Prospectus”). The Registration Statement became effective on xx/xx/xxxx pursuant to the rules and regulations of the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. You should read the Prospectus carefully and retain a copy of it for your records.

1. Definitions.

When used in this Agreement, the following terms have the following meanings:

“Borrower Member” or “Borrower” means each person who submits a Request or Revised Request for a Loan, and includes without limitation, Co-Borrowers and guarantors of any resulting Loan.

“Borrower Loan” or “Loan” means a loan to an individual Borrower Member originated through the Company’s platform on its website www.loanio.comor any successor website, but only to the extent such Borrower Loan has been financed with the proceeds of the Securities. For the purposes of clarification, a Borrower Loan shall not include any portion of an individual Borrower Loan originated through the Company’s platform that has been financed by the Company from other sources of funding.

“Borrower Loan Net Payment” means, with respect to each Borrower Loan, all Borrower Loan Payments net of Other Payments and Charges.

“Borrower Loan Payment” means, with respect to each Borrower Loan, all amounts received by the Company, and not reversed through the ACH System or by virtue of checks returned unpaid due to insufficient funds or for other reasons, in connection with the repayment of such Borrower Loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by the Company upon collection efforts.

“Co-Borrower Member” or “Co-Borrower” means a Borrower Member who serves as a co-signer, or guarantor, on a Borrower Loan, and is obligated to make payments on the loan if the primary Borrower Member becomes delinquent.

“Corresponding Borrower Loan” means the Borrower Loan upon which a series of Borrower Member Dependent Notes is dependent for payment.

“Funds” means funds belonging to a Lender Member and deposited in Loanio’s FBO account as of the time such Lender Member places a bid on a Request.

“Loanio FBO Account” means an FDIC-insured non-interest bearing account at JP Morgan Chase Bank, or at such other FDIC-insured institution as may be selected from time to time by Loanio in its sole discretion. Undisbursed Funds will be kept separate from Loanio's own funds and accounts at all times.

“Failed Payments Fees” means any fee imposed by the Company or a third-party servicer or collection agency in respect of a Borrower Loan when the Company’s payment request is denied for any reason, including but not limited to non-sufficient funds in the borrower’s bank account or the closing of such bank account.

“Other Payments and Charges” means (i) any Failed Payments Fees or fees charged to the borrower for making payments in a manner other than as provided in the Borrower Loan, which are received by the Company, a third-party servicer or collection agency in respect of such Borrower Loan, and (2) attorneys’ fees or any collection fees imposed in connection with collection efforts on a delinquent Borrower Loan by the Company, a third-party servicer or collection agency, other than late payment fees specifically included in Borrower Loan Payments.

 “Promissory Note” means the documentation executed and delivered by a Borrower(s) evidencing a Loan made by Loanio (or a third party originator and then sold to Loanio with no recourse) to such Borrower(s) following the matching of your bid(s) with the Borrower’s Request or Revised Request.

“Request” or “Posting” means a current and valid Loan request of a Borrower that has been submitted to or approved by Loanio, or a third party loan originator, complies with the Loanio Terms and Conditions and is listed on the Loanio website, including the Borrower’s desired Loan amount, offered interest rate, the Loanio credit grade, and such other information as Loanio shall require from time to time.

“Revised Request,” “Revised Posting,” or “Partial Funding Feature” means a Request which has been amended by a Borrower in accordance with the Loanio Terms and Conditions and upon the request and approval of Loanio or a third party loan originator. When a Borrower has a posted Request, and as of the end of the duration of such Request at least a certain minimum portion (as specified by Loanio from time to time in its discretion) of such Request but less than the full requested Loan amount specified in such Request has been bid, then Loanio may grant such Borrower the option to revise the Loan amount of his/her Request to such lower, covered amount. If the Borrower elects to accept this option, the amended Request is the Revised Request, and replaces the original Request.

“Servicing Fee” is a fee payable by Lender Members to Loanio with respect to the servicing of each Borrower Loan and its corresponding Note issued to the Lender Member. It is calculated by multiplying a then-current annual Servicing Fee rate to the outstanding principal balance of the Notes. Current Servicing Fee rates are posted in the "Lender Rates and Fees" section of the Loanio website, and are subject to change by Loanio at any time without notice.

2. Registration as a Lender Member/Note Purchaser; Loanio Right to Deny Access.

You are registering as a Lender Member/Note Purchaser in the Loanio website, so as to become eligible to place bids on the Loanio website and purchase from Loanio Borrower Member Payment Dependent Notes issued by Loanio that are dependent for payment based on payments Loanio receives on the corresponding borrower loans described in the postings (“Borrower Loans”).

Although you are referred to in this Agreement and on the website as a “Lender” or “Lender Member,”  you are not lending your money directly to Loanio Borrower Members, but are instead investing by making commitments to purchase, and subsequently purchasing Notes that are dependent for payment on payments received by Loanio on the corresponding Borrower Loans. Loanio uses the term “Lender” or “Lender Member” simply for ease of reference and convenience to members. Thus, each time you (the “Lender Member” or “Note Purchaser”) bid, you are making a commitment to purchase all or part of a Note that corresponds to a specific Borrower Loan that may be originated by Loanio (or another licensed loan originator and subsequently purchased by Loanio).

Loanio reserves the right, in its sole discretion, with or without cause and with or without notice, to deny access or continuing access to the Loanio website or any of its services to any person, and/or to limit access to the Loanio website or any of its services to persons who meet or do not meet specific guidelines and other criteria, as determined by Loanio in its sole discretion from time to time.

3. Posting of Bids.

After you register, you may post bids on Borrower Requests listed by Borrower Members on the Loanio website, subject to the terms of this Agreement and the other Loanio Terms and Conditions. Borrower Members are identified by a Loanio user name but are not allowed to disclose their identity or contact information to Lender Members or any other members of the website.

A bid by a Lender Member is the Lender Member’s commitment to purchase a Note issued by Loanio in the principal amount of the Lender Member’s bid, in the event the posting receives an amount of bids totaling the amount of the Borrower Member’s requested Loan, or a sufficient portion thereof so that the Borrower Member can choose to take such lesser Loan amount and issue a Revised Request. Lender Members "bid" the amount they are willing to commit to the purchase of the Note that is solely dependent for payment on the payments Loanio receives on the corresponding borrower loan, and the lowest interest rate they are willing to receive.

Lender Members must have funds in the amount of the bid on deposit in the Loanio FBO Account, and such funds must remain on deposit for the entire time that bid is a "winning" bid on the Request or Revised Request.

Lender Member bids are deemed to be "winning" bids if such bids are a part of the group of bids that total the amount of the requested Loan and have the lowest interest rate out of all bids placed against the Request. Once a bid is made by a Lender Member it may not be rescinded and is irrevocable.

a.

Selective Bidding. You can bid selectively and manually by browsing through postings and placing a bid on the posting or postings that you choose. You may also choose to use our auto bidding tools to create a portfolio of loans that we will automatically place bids on your behalf.

b.

Funds in the Loanio FBO Account. At the time you post a bid Loanio must have Funds from you in at least the amount of your bid(s). You may not withdraw such Funds so long as your bid is a "winning" bid as described herein. When you register as a Lender Member, you must provide your deposit checking account information to facilitate electronic transfers of Funds to and from the Loanio FBO Account and your deposit checking account. The Loanio FBO Account is non-interest bearing and as such you will not earn interest on Funds.

All Funds in the Loanio FBO Account that are not committed to winning bids are available for further bidding by you. You may at any time request that your uncommitted Funds in the Loanio FBO Account be returned to you. Promptly upon its receipt of such request, Loanio will return the remaining Funds to your deposit checking account, provided that you have provided the correct information regarding such account so as to permit the transfer from Loanio in the ordinary course of business.

c.

Your Note Purchase Commitment. Each bid you post on the Loanio website is a commitment and promise to purchase a Note issued by Loanio, with the proceeds of the sale of the Note used by Loanio to fund the specific borrower loan (or for Loanio to alternatively purchase the borrower loan from a third party loan originator), on which the bid was made. Once a bid is placed by or for you, you may not cancel or withdraw the bid or reduce the amount of the bid, to the extent your bid has already been matched or selected to be matched with one or more Requests and/or Revised Requests.

AT THE TIME YOU SUBMIT A BID ON A REQUEST, YOU ARE COMMITTING TO PURCHASE THE NOTE (OR NOTES) THAT IS (ARE) DEPENDENT FOR ITS PAYMENT ON PAYMENTS RECEIVED BY LOANIO ON THE CORRESPONDING BORROWER LOAN REQUEST, IN THE EVENT THAT ALL OR A PORTION OF YOUR BID IS MATCHED WITH THAT REQUEST OR REVISED REQUEST AND THE LOAN IS ORIGINATED.

d.

Limitations Regarding Bids; Non-Discrimination. Lender Members must bid a minimum of $20.00 per loan request, and may bid up to the entire amount of any Borrower Loan being requested. If you are an Individual Lender Member, you may not have more than five million dollars ($5,000,000) committed to the aggregate total amount of all of your bids, plus the amount outstanding on all of your Notes. A Corporate or institutional Lender Member may not have more than fifty million dollars ($50,000,000) committed to their aggregate total amount of bids, plus the amount outstanding on all of that entity’s Notes.

WHEN MAKING BIDS, YOU MUST NOT AND WILL NOT DISCRIMINATE AGAINST ANY BORROWER ON THE BASIS OF RACE, COLOR, MARITAL STATUS, SEXUAL ORIENTATION, RELIGION, NATIONAL ORIGIN, SEX, AGE, MILITARY STATUS, THE BORROWER’S SOURCE(S) OF INCOME (e.g., PUBLIC ASSISTANCE PROGRAMS), PRIOR EXERCISE OF RIGHTS UNDER THE CONSUMER CREDIT PROTECTION ACT, OR ANY OTHER BASIS AS MAY BE PROHIBITED BY APPLICABLE LOCAL, STATE OR FEDERAL LAW, INCLUDING WITHOUT LIMITATION THE FEDERAL EQUAL CREDIT OPPORTUNITY ACT.

4. Matching of Bids and Requests.

a.

Bid Requirements. You must bid an interest rate equal to or less than the current auction interest rate of the Request for all or a portion of your bid to be matched with that Request.

b.

Winning, Pending, and Outbid Bids. When you place a bid on a Request, your bid will be compared to other Lender Member bids placed against the Request, and will be considered to be "winning" in the event that the interest rate in your bid is (i) lower than all other existing bids against the Request, or (ii) is equal to all other existing bids against the Request, as long as the Request has not already received a bid or bids totaling the full amount of the requested Loan. Your bid shall remain outstanding, and therefore "pending" on a Request until you are outbid, or until the Request is withdrawn by the Borrower Member or removed by Loanio. Your bid will be cancelled in the event it is outbid, the Request is withdrawn or removed by Loanio, or cancelled by the Borrower Member. At the time the bid is cancelled, your funds previously committed to that bid will immediately become available again for you to bid on other loan Requests.

c.

If a Request gets a bid or bids in an amount totaling that of the Borrower Member’s requested Loan, or a sufficient portion thereof that the Borrower Member is given the opportunity to issue a Revised Request and chooses to do so, the bids that are winning bids at the time the Request/Revised Request expires are matched with the Request or Revised Request, as applicable, and Loanio will make a Loan (or instruct its loan originator to disburse the loan) in the requested Loan amount to the Borrower Member who posted the Request/Revised Request, subject to Loanio’s right to verify information as described in Section 10 below.

d.

LOANIO DOES NOT WARRANT, GUARANTY, OR OTHERWISE PROMISE THAT ANY OF YOUR BIDS WILL BE MATCHED WITH ANY REQUEST. IN THE EVENT THAT SOME, BUT NOT ALL, OF THE FUNDS FROM YOUR BIDS ARE MATCHED WITH A REQUEST, YOU AGREE TO PURCHASE THE NOTE ISSUED BY LOANIO RESULTING FROM THAT PORTION OF YOUR FUNDS BEING MATCHED WITH THE REQUEST/ REVISED REQUEST. IN THE EVENT THAT THERE ARE ANY "UNMATCHED" FUNDS (REMAINING PORTIONS OF YOUR BIDS THAT WERE OUTBID OR CANCELLED), THEY WILL IMMEDIATELY BECOME AVAIALABLE TO YOU TO BID ON OTHER LOAN REQUESTS.

e.

The identity and address of the Borrower will be withheld from you, and your identity as a Lender Member will be withheld from the Borrower Member(s). Only the Borrower Member’s Loanio user name will appear on Requests/Revised Requests and Notes for your review, and only your Loanio user name will appear with your bids and subsequent Notes for others to review.

f.

Each series of Notes issued by Loanio will correspond to a single borrower loan originated to a Borrower. Payments to Lender Members who purchase Notes are solely dependent upon payments received from Loanio on the corresponding borrower loan.

5. Multiple Lender Members/Note Purchaser.

A Borrower Member’s Request/Revised Request may be matched with one or more bids; therefore, you may be one of a few or many Lender Members/Note Purchasers who purchase a Note in a series of Notes that correspond to the Borrower Loan described in the posting.

6. Funding of Borrower Loans; Servicing of Borrower Loans.

a.

Once a loan posting has expired, has the requisite winning bids as outlined above, and has been internally approved for origination, Loanio proceeds with the funding of the corresponding borrower loan, and with the issuance and sale of the Notes to the Lender Members who were winning bidders on the posting/request. Funding is completed when the borrower’s loan is disbursed to their bank account. All borrower loans are either originated by Loanio, or originated by a third party loan originator and then sold to Loanio, without recourse and are evidenced by a Promissory Note in the form attached in Exhibit A. Loanio uses the proceeds of each sale of each series of Notes to fund and originate the corresponding borrower loan (or purchase an originated loan from a third party loan originator).

b.

Servicing Standard. In servicing the borrower loans, Loanio shall make commercially reasonable efforts to seek to maximize the recovery of principal and interest on the loans, and shall use the same care, prudence and diligence with which prudent lending institutions service similar assets. Loanio may, in its sole discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies, or other agents and contractors to perform servicing duties.

c.

Servicing Fee Compensation. Loanio shall be entitled to retain a Servicing Fee from payments received on the borrower loans, as compensation for servicing the loans and Notes. The current servicing fee structure and rates are posted on the Loanio website in the “Lender Member Rates and Fees” section and are subject to change by Loanio at any time without notice.

7. Purchase, Sale, and Terms of Notes.

At the time a borrower loan is originated (or purchased from a loan originator) by Loanio, we proceed with the issuance and sale of the Notes to the Lender Members who had winning bids on the Request. The purchase price for any Notes that you purchase from Loanio through the platform will be the principal amount of the Notes you commit to purchase. The Notes shall be issued pursuant to an indenture (the “Indenture”) between Loanio and a trustee. Funds in the principal amount of each Note are transferred from each Lender Member’s sub-account to Loanio, as payment of the purchase price for the Note. Loanio will use the proceeds of the sale of each series of Notes to fund (or purchase from a loan originator) the corresponding borrower loan.

The terms and conditions of the Notes are described in the Prospectus, the Indenture, and the Note. A copy of the Indenture and Note are provided in Exhibit B of this Agreement. The form of the Promissory Note evidencing Loanio borrower loans is provided in Exhibit A of this Agreement. The specific interest rate, maturity and other terms of the corresponding borrower loans are described in the Requests or Revised Requests on the platform.

You agree and understand that subject to Section 6, we may in our sole discretion, at any time and/or from time to time, amend or waive any term of a borrower loan, and we may in our sole discretion charge off any borrower loan that we deem uncollectible.

PAYMENT ON THE NOTES, IF ANY, DEPENDS ENTIRELY ON THE RECEIPT OF PAYMENTS BY LOANIO FROM THE CORRESPONDING BORROWER LOAN.  LOANIO

DOES NOT GUARANTEE OR WARRANT IN ANY MANNER THAT YOU WILL RECEIVE ALL OR ANY PORTION OF THE PRINCIPAL OR INTEREST YOU EXPECT TO RECEIVE ON ANY NOTE OR REALIZE ANY PARTICULAR OR EXPECTED RATE OF RETURN.  THE AMOUNT YOU RECEIVE ON YOUR NOTE, IF ANY, IS SPECIFICALLY RESTRICTED TO PAYMENTS MADE BY US EQUAL TO THE PAYMENTS MADE BY THE BORROWER UNDER A BORROWER LOAN TO WHICH YOU COMMITTED, NET OF SERVICING AND OTHER FEES ON ALL BORROWER PAYMENTS.  DOES NOT MAKE ANY REPRESENTATIONS AS TO A BORROWER’S ABILITY TO PAY AND DOES NOT ACT AS A GUARANTOR OF ANY CORRESPONDING BORROWER LOAN PAYMENT OR PAYMENTS BY ANY BORROWER.

YOU AGREE AND UNDERSTAND THAT BORROWERS MAY DEFAULT ON THEIR PAYMENT OBLIGATIONS UNDER THE BORROWER LOANS AND THAT SUCH DEFAULTS WILL REDUCE THE AMOUNTS, IF ANY, YOU MAY RECEIVE UNDER THE TERMS OF ANY NOTES YOU HOLD THAT CORRESPOND TO THOSE BORROWER LOANS.

8. Collection of Delinquent Loans.

Loanio or a third-party servicer shall use commercially reasonable efforts to service and collect the Borrower Loan corresponding to such series, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Borrower Loans.  Notwithstanding the generality of the foregoing, (1) referral of a delinquent Borrower Loan to a collection agency, or the Company’s in-house collections department, on the 31st day of its delinquency shall be deemed to constitute commercially reasonable servicing and collection efforts; and (2) the Company and any third-party servicer of a Borrower Loan shall have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the Stated Maturity of the principal of, or any installment of principal or interest on, any Borrower Loan, or reduce the principal amount thereof or the rate of interest thereon or change the Place of Payment where, or change the coin or currency in which, any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or amend or waive any term of such Borrower Loan, or write off and cancel such Borrower Loan without the consent of any Holder of any Securities of the series corresponding to such Borrower Loan.

9. Representations and Warranties as to Notes Sold.

With respect to each Note sold to you under this Agreement, as of the date the Note is sold, assigned and transferred to you, Loanio makes the following representations and warranties:

a.

The Note has been duly authorized and, following electronic execution, your payment of the purchase price, and authentication and delivery to you, will constitute valid and binding obligations of Loanio enforceable against Loanio in accordance with their terms, except that enforcement of a Note may be limited by applicable bankruptcy, insolvency, or similar laws;

b.

Loanio has complied with all applicable local, state, and federal laws in connection with the offer and sale of the Note;

c.

The proceeds of the Note’s corresponding borrower loan have been fully disbursed to the borrower or the borrower’s designated payee prior to your purchase of the Note.

d.

Loanio has made commercially reasonable efforts to authenticate and verify the identity of the borrower on the Note’s corresponding borrower loan.

e.

For any Note you purchase from Loanio under this Agreement that is the result of verifiable identity theft of the named borrower’s identity, Loanio will repurchase the Note by crediting your Loanio account with the remaining unpaid principal balance of the Note.  The determination of whether verifiable identity theft has occurred shall be in Loanio’s sole discretion.  We may require proof of the identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced borrower loan, an identity theft affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred. You agree that repurchase of your Note by Loanio is the sole remedy you will have with respect to any such Note.

10. Remedies.

In the event of a material breach by Loanio of any of the foregoing representations and warranties that materially and adversely affects your interest in a Note sold to you under this Agreement, Loanio shall either (i) cure the defect in the Note, if Loanio determines the defect is susceptible to cure (ii) repurchase the Note from you, or (iii) indemnify and hold you harmless from and against any and all losses (including losses resulting from the delinquency or nonpayment of the Loan), damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the defect in the Note. The decision whether a defective Note is susceptible to cure, or whether Loanio shall cure or repurchase a Note or indemnify you with respect to the Note, shall be in Loanio's sole discretion.

Upon discovery by Loanio of any such material breach of the foregoing Loanio representations and warranties, Loanio shall give you notice of the material breach, and of Loanio's election to cure or repurchase the Note, or provide indemnity with respect to the Note, no later than ninety (90) days after Loanio’s discovery of the material breach. In the event Loanio elects to repurchase a Note, Loanio will pay you a repurchase price equal to the outstanding principal balance of the Note as of the date of repurchase, plus any accrued but unpaid interest on the principal balance as of the date of repurchase at the interest rate set forth in the Note; provided, however, that (i) in the event Loanio repurchases a Note within three (3) days of disbursement of Loan proceeds to the Borrower, no interest will be deemed to have accrued, and therefore no interest will be paid to you. The repurchase price will be paid to you by remittance into the Loanio FBO Account, and those funds will be available to you for further bidding. Upon any such repurchase, the Note shall be transferred and assigned by you to Loanio, in each case without recourse, and Loanio in its capacity as servicer of the Note on your behalf shall execute any endorsements or assignments necessary to effectuate the transfer and assignment of the Note to Loanio. Upon repurchase of a Note, Loanio shall be subrogated to all rights previously possessed by the Note Purchaser, and may exercise any remedies authorized or permitted under the Note and applicable law.

LOANIO’S OBLIGATION TO CURE OR REPURCHASE A NOTE, OR TO INDEMNIFY YOU, IS YOUR SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO A BREACH OF LOANIO’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8 ABOVE.

11. Loanio's Right to Verify Information and Cancel Funding; Normal Loan; Borrower Member Submitted Information Not Verified; and Platinum Verification Services.

a.

Right to Verify Information. Loanio reserves the right to verify the accuracy of all information provided by Borrower Members and/or Lender Members in connection with Requests/Revised Requests, bids and Loans. Loanio also reserves the right to determine in its reasonable discretion whether any person or entity is using, or has used, the Loanio website illegally, for purposes of fraud or deception, in violation of any order, writ, injunction or decree of any court or governmental instrumentality, or otherwise in a manner inconsistent with the Loanio Terms and Conditions or any other agreement between Loanio and such user. Loanio may conduct a review at any time or times. You agree to respond promptly and completely to Loanio's requests for information in connection with your bid, your Notes, or your registration with Loanio.

b.

Right to Cancel Request or Revised Request. If prior to funding a Loan to a Borrower Member(s), Loanio reasonably determines that a Request or Revised Request, or a bid for the Request or Revised Request, contains materially inaccurate or misleading information (including but not limited to unintended inaccuracies, inaccuracies resulting from an error by Loanio, or inaccuracies resulting from changes in the Borrower Member’s income, residence or credit profile between the date a Request or Revised Request is first posted and the date the Request or Revised Request is to be funded) or was posted illegally, for purposes of fraud or deception, or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, or otherwise in a manner inconsistent with the Loanio Terms and Conditions or any other agreement, Loanio may refuse to post and/or may remove the Request or Revised Request from the Loanio website and cancel all bids against the Request or Revised Request.

c.

Indemnification or Repurchase of Note. If, after a Loan is funded, Loanio makes such a determination of irregularity with regard to the Request or Revised Request that resulted in the Loan, a bid for the Request or Revised Request, or a Loan resulting from the Request or Revised Request, Loanio may, in its sole discretion, exercise its remedies of indemnification, cure or repurchase of the Note as provided under Section 9 above.

d.

Pre-Funding Review. When a Request ends or its assigned duration expires with a bid or bids totaling the amount of a Borrower Member’s requested Loan (or when a Borrower Member was given the option to post a Revised Request and the Borrower has timely done so), Loanio may conduct a "pre-funding" review prior to funding the Loan. Loan funding occurs when Loanio disburses Loan proceeds into the Borrower’s designated deposit account. Loanio may, at any time and in its sole discretion, delay funding of a Loan to enable Loanio to verify the accuracy of information provided by Borrower Member(s), and/or Lender Members in connection with the Request or bids against the Request, and to determine whether there are any irregularities relating to the Request or any of the bids on the Request. Depending on the results of Loanio’s pre-funding review, Loanio may cancel or proceed with funding the Loan. If funding is cancelled, the Request/Revised Request will be removed from the Loanio website and all bids against the Request/Revised Request will be cancelled, and each bidder’s funds will be returned to the Loanio FBO Account, and be made potentially available for further bidding. In the event Loanio cancels funding of a Loan, Loanio will notify each of the Borrower Member(s) and all bidders for the Request or Revised Request of Loanio’s determination to cancel funding.

e.

Normal Loan Verification. Unless the Borrower Member has chosen Loanio’s Platinum Verification services outlined below, Loanio does not verify the income, employment and occupation or other information provided by Borrower Members in Requests or other self-reported information provided by the Borrower Member(s) prior to the posting of the loan Request. The Borrower Member’s income, employment and occupation are self-reported, and the Borrower Member’s non-housing debt-to-income ratio is determined by Loanio from a combination of the Borrower Member’s self-reported income and information from the Borrower Member’s credit report. The credit data that appears in Requests is taken directly from a credit report obtained on the Borrower Member from a credit reporting company or companies, without any independent review or verification of any such reported information by Loanio. Loanio does not verify any statements by Borrower Member(s) as to how Loan proceeds are to be used and does not confirm after Loan funding how Loan proceeds were used. If the credit report of a Borrower Member reflects an active mortgage loan, the Borrower Member is presumed to be a homeowner; the fact of home ownership is not typically independently verified by Loanio.

f.

Optional Platinum Verification Services. Borrower Members may, upon payment to Loanio of a flat fee set by Loanio, provide copies of documentation reflecting the identifying information they have self-reported to Loanio such as employment, income, additional identification, banking information, and notarized signatures. In these instances, Loanio will examine and review the documentation as provided by the Borrower Member, and take reasonable steps and use its best efforts to verify such information regarding the validity of the information contained therein. Loanio may contact third parties to assist in the verification process. Loanio shall then indicate on the loan Request whether or not the documentation provided to Loanio provides the same information as that provided by the Borrower Member in the Request. If the Borrower Member chooses to have their tax returns verified, Loanio will retrieve an electronic filing report from the Internal Revenue Service and verify that the Adjusted Gross Income provided in the report matches the Adjusted Gross Income reported by the Borrower Member.

g.

Testimonials by Friends. When you post a Request, you may, but you do not have to, obtain Testimonials from your friends. Only those Lender Members who have bid a minimum of $20.00 on your Request will be able to provide testimonials that will be displayed with your Request in your Member profile and Request posting. Friends who write testimonials do not guarantee payments on your Loan, and a testimonial of your Request does not obligate the individual making the testimonial to guarantee or make any payments on your Loan. A testimonial from a friend is not required in order to post a Request.

12. No Guarantee of Financial Returns or of Receipt of Repayment.

LOANIO DOES NOT GUARANTEE OR WARRANT THAT YOU WILL RECEIVE ANY RATE OF RETURN, OR ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST ON ANY NOTE, OR ANY PRINCIPAL OR INTEREST AT ALL. THE AMOUNT YOU WILL RECEIVE ON EACH OF YOUR NOTES IS SOLELY AND WHOLLY DEPENDENT UPON THE BORROWER'S PAYMENT PERFORMANCE ON THE CORRESPONDING BORROWER LOANS. LOANIO DOES NOT GUARANTEE ANY BORROWER LOANS OR ANY NOTES PURCHASED THROUGH THE LOANIO WEBSITE AND DOES NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR ANY OTHER PAYMENTS BY ANY BORROWER MEMBER.

YOU FURTHER ACKNOWLEDGE AND UNDERSTANSD THAT LOANIO BORROWERS MAY DEFAULT ON THEIR BORROWER LOANS CORRESPONDING TO YOUR NOTES, AND THAT THESE POSSIBLE DEFAULTS MAY NEGATIVELY IMPACT THE AMOUNT OF PRINCIPAL AND INTEREST YOU WILL RECEIVE ON YOUR NOTES.

13. Restrictions on Use.

You are not authorized or permitted to use Loanio to bid or purchase Notes for someone other than yourself, except as outlined in Section 13 below. You agree that you must be the sole owner of the deposit account you designate for electronic transfers of funds, with the sole authority to direct that funds be transferred to or from the account. You may also register as a Borrower Member if you wish.

14. Authority and Financial Suitability Representations and Warranties.

You warrant and represent that you have full legal competence and capacity to execute, deliver and perform your obligations under this Agreement, including the commitment to purchase and subsequent purchase of any Notes. You further warrant and represent that you have received the Prospectus, the Indenture, and the form of the Note and that you have complied in all material respects with all applicable local, state and federal laws.

If you are entering into this Agreement acting for and on behalf of a corporation, partnership, limited liability company or other entity ("Entity"), you warrant and represent that (i) each of you, acting for and on behalf of such Entity, and the Entity itself, has all necessary power and authority to execute, deliver and perform this Agreement; (ii) the execution and performance of this Agreement will not violate any provision in the Entity’s chartering or formation documents, by-laws, indenture of trust or partnership agreement, operating agreement, or other constituent agreement or instrument governing the formation or administration of your Entity; (iii) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the Entity is a party or by which it is bound; and (iv) this Agreement is the legal, valid and binding obligation of you and such Entity, and is enforceable in accordance with its terms against each of you and the Entity, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and considerations of public policy.

Moreover, you represent and warrant that you satisfy the applicable minimum financial suitability standards and maximum investment limits established by Loanio (or as set forth in a supplement to the

Prospectus for residents from the state where you reside). You further agree to provide any documentation reasonably requested by us or as may be required by any state or federal regulators, to confirm that you meet such suitability requirements. You agree and understand that the Notes will not be listed on any securities exchange and that there is currently no place where you can trade the Notes in accordance with state and federal laws. We are planning to introduce a trading platform in the future, but there are no guarantees that one will be established or that a marketplace for the Notes will exist. Thus, Lender Members should be prepared to hold the Notes they purchase to their full maturity.

15. Loanio’s Representations and Warranties

Loanio represents and warrants that it is duly organized and is an existing corporation in good standing under the laws of Delaware and has the power and authority to enter into and perform its obligations under this Agreement. We further represent and warrant that this Agreement has been duly authorized, executed, and delivered by Loanio and the Indenture has been also duly authorized by Loanio and qualified under the Trust Indenture Act of 1939 and constitutes a valid and binding agreement of Loanio, which is enforceable against Loanio in accordance to its terms and conditions, except that the enforcement may be limited by bankruptcy, insolvency, receivership or similar laws.

16. No Advisor or Fiduciary Relationship

You acknowledge and agree that your participation on the platform and your purchase of the Notes from Loanio is an arms-length transaction between you and Loanio. Regarding the sale and purchase of Notes, you further acknowledge and agree:

a.

Loanio is not acting as your agent, fiduciary, or in any other capacity that would create such a relationship and that Loanio does not assume an advisory or fiduciary responsibility in your favor in connection with the purchase and sale of Notes;

b.

Loanio has not provided you with any accounting, tax, legal, or regulatory advice regarding the sale and purchase of the Notes; and

c.

You have consulted with your own accounting, tax, legal, or regulatory advisors regarding the sale and purchase of the Notes to the extent that you have decided it is appropriate.

17. Termination of Registration.

Loanio may terminate this Agreement and your registration on the Loanio website in Loanio’s sole discretion, with or without cause, by giving you notice as provided below. In addition, Loanio may, in its sole discretion, immediately and without notice, take one or more of the following actions: (i) suspend your right to bid or otherwise participate in the Loanio website and all of its services; and/or (ii) terminate this Agreement and your registration with Loanio, upon our reasonable determination that you committed fraud or made a material misrepresentation in connection with a Request or Revised Request, bid or Loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Loanio Terms and Conditions. Upon termination of this Agreement and your registration with Loanio, any bids you have placed on the Loanio website shall terminate, and will be removed from the Loanio website. Any Notes you purchase from Loanio prior to the effective date of termination resulting from bids you have placed on the Loanio website shall remain in full force and effect in accordance with their terms, subject to repurchase, indemnification or cure as provided in Section 9 above.

18. Prohibited Activities.

You agree that you will not do the following, in connection with any Request/Revised Request, bid, Loan or other transaction involving or potentially involving Loanio:

a.

Take any action, whether direct or indirect, on your own with regard to any of your Notes and the corresponding borrower loans, to collect, or attempt to collect, any amount from any Borrower

Member/Co-Borrower Member thereon, or engage in any activities that require a license as a debt collector, loan servicer, or credit counselor, including but not limited to placing collection calls or sending correspondence, and/or receiving any payments of any kind;

b.

Represent yourself to any person or other entity as an employee, agent, or any other type of representative of Loanio, or purport to speak to any person or other entity on behalf of Loanio;

c.

Engage in any activities that require a registration or license under any applicable law or regulation as a loan broker, credit services organization, credit counselor, credit repair organization, or other regulated entity, including but not limited to soliciting loans or loan applications, quoting loan terms and rates, counseling Borrower Members on credit issues or loan options, in connection with any Loan;

d.

Charge, or attempt to charge, any Borrower Member any kind of fees in exchange for your agreement to bid on a Borrower Member’s Request/Revised Request, or propose or agree to accept any fees, additional interest, bonuses, kickback or any thing of any other kind of value, in exchange for your agreement to bid, or not bid, on a Borrower Member’s Request/Revised Request;

e.

Contact Borrowers or Co-Borrowers without the Borrower’s or Co-Borrower’s consent;

f.

Violate any applicable local, state, or federal law or regulation, including but not limited to, the Equal Credit Opportunity Act and other fair lending laws, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Federal Trade Commission Act, Truth in Lending Act, any state or federal consumer privacy laws, state usury or loan fee statutes, state licensing laws, or state unfair and deceptive trade practices statutes;

g.

Bring a lawsuit or other legal proceeding against any Borrower Member or Co-Borrower regarding any of your corresponding borrower loans;

h.

Contact someone who has made a Testimonial or someone who can make a future Testimonial, or take any action to collect or attempt to collect, any amount from any of a Borrower Member or Co-Borrower Member’s friends that provided a Testimonial for a Request relating to any of the loans you bid on, or take any action that directly or indirectly suggests that any Borrower Member/Co-Borrower Member’s friend that placed a Testimonial is obligated in any way on a loan or Note;

i.

Contact any collection agency or law firm to which your corresponding borrower loan has been referred to for collection; or

j.

Include or display any personally identifying information, including, without limitation, name, address, phone number, Social Security number, email address, driver’s license number, or bank account or credit card account numbers of any Borrower Member or Lender Member on your Loanio web page, or elsewhere on the Loanio website.

19. Loanio’s Right to Modify Terms.

Loanio has the right to change any term or provision of this Agreement or the Loanio Terms and Conditions. Loanio will give you notice of material changes to this Agreement or the Loanio Terms and Conditions, in the manner set forth in Section 19. You authorize Loanio to correct obvious clerical errors appearing in information you provide to Loanio, without notice to you, although Loanio expressly undertakes no obligation to identify or correct such errors, and is not liable for any failure to correct any such error. This Agreement, along with the Indenture, Notes and Loanio Terms and Conditions, represent the entire agreement between you and Loanio regarding your participation as a Lender Member in the Loanio website, and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Loanio with respect to your involvement as a Lender

Member with Loanio.

20. Indemnification.

Without limitation of your other indemnification obligations as may be set forth in Loanio’s Terms and Conditions, you agree to indemnify, defend, protect and hold harmless Loanio and its officers, directors, shareholders, employees, representatives and agents from and against any and all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise arising from, relating to or resulting from: (i) any material breach of any of your obligations under this Agreement, including but not limited to your obligation to comply with all applicable law and regulation; (ii) the contents of your Loanio member web page, your own website or your business; (iii) your acts, omissions, representations and/or warranties (and those of your employees, agents or representatives); or (iv) any assertion(s) by a third party against Loanio alleging that the trademarks, trade names, logos or branding you use, display or advertise infringes upon the intellectual property rights of any such third party. Your obligation to indemnify Loanio under this Section shall survive any termination of this Agreement.

21. Member Web Page, Loan Request, Display and Content.

You may, but are not required to, maintain a "Loanio member web page" or "Request" on the Loanio website, where you can post photos, content, logos or links to websites. If you elect to maintain a Loanio member web page, you authorize Loanio to display on the Loanio website all such material you provide to Loanio. Materials you display on your Loanio member web page must conform to the Loanio Terms and Conditions and must not (i) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) contain trojan horses, viruses, worms, time bombs, robots or other similar harmful or debilitating programming routines or programs; (iii) violate any applicable law, statute, ordinance or regulation, including without limitation those regarding anti-discrimination, unfair competition, or false advertising; (iv) be defamatory or libelous; (v) be lewd, hateful, pornographic, violent or obscene; and/or (v) promote violence or contain hate speech.

22. Notices.

All notices and other communications hereunder shall be given by email to your registered email address or posting on the Loanio website, and shall be deemed to have been duly given and effective upon transmission or posting. All notices and required disclosures from the Indenture Trustee shall be given by email to your registered email address or to your mailing address as it appears on the books of the Registrar under the Indenture. If your registered email address changes, you must notify Loanio by sending an email to support@loanio.com or calling 800-624-8830. You also agree to update your registered residence address on the Loanio website immediately upon changing your residence.

23. NOTICE OF NO WARRANTIES.

EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGMENT OF THE PROPERTY RIGHTS OF ANY THIRD PARTY.

24. Limitation on Liability.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL

TAX LIABILITY OF THE OTHER.

25. Tax Treatment.

The parties agree that the Notes are intended to have original issue discount (OID) as the indebtedness of Loanio. You acknowledge and agree that you will not take any stance that is inconsistent with the above treatment of the Notes for accounting, tax, or other purposes, unless expressly required by law. Moreover, you acknowledge and agree that the Notes shall be subject to the OID discount rules of the Internal Revenue Code of 1986, as amended, and disclosed in the Prospectus. In addition, you understand and agree that you are willing, ready, and able to incur the risk of loss of your entire purchase price for any Notes you purchase.

26. Miscellaneous.

You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Loanio's prior written consent. Any purported assignment, transfer, sublicense or delegation in violation of this Section shall be null and void, and of no legal force or effect. This Agreement shall be governed by the laws of the State of New York. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. Both parties agree to provide further information or documentation that may be reasonably required to carry out the purposes of this Agreement.

EXHIBIT A

SAMPLE PROMISSORY NOTE

                                                              Promissory Note
                                                                 (the “Note”)

$____________________                                                                                [Date]

Borrower Name: ____________________________________________

Borrower Address: ___________________________

                              ____________________________

[Add for Co-Borrower: Co-Borrower Name:___________________________

Co-Borrower Address: _________________________

                                   _________________________ ]

individually and collectively, and if there is a Borrower and Co-Borrower, then jointly and severally, the “Borrower”, “I”, “me”, “my”, “us” or “we”.

Lender: Loanio, Inc. at 25 Smith Street, Suite 301, Nanuet NY 10954 (individually and collectively with any person to whom Loanio assigns or transfers this Note, “Loanio” or “you”)

1. I/We Promise to Pay.

For value received, I/we promise to pay Loanio, Inc., or its designee, the principal sum of __________________ Dollars ($__________), together with interest thereon commencing on the date of funding first noted above at the rate of ____ percent (____%), together with all such other amounts as may become due and payable under this Note (collectively, the “Debt”).

2. Note Payments.

This Note is payable as follows:

[Insert number of payments here] monthly installments of $___________ each, consisting of principal and interest, commencing with the first payment due and payable on the ________ day of ________, 200_, and continuing until the final payment date of __________________, which is the maturity date of this Note. The final payment shall consist of the then remaining principal, unpaid accrued interest and any other charges that are due and remain unpaid under this Note.
3. Payment Allocation.

Allocation of each payment will be as follows: (1) first to any late charges then due, then (2) to any unpaid fees due as set forth in Section 13 and incurred as a result of failed automated payments or returned checks or bank drafts; then (3) to interest then due, and then (4) to principal. If any payment is paid late, a comparatively greater portion of the payment will be applied to accrued interest, a lesser portion (if any) will be applied to principal reduction, and the loan will not amortize as originally scheduled, resulting in a higher final payment amount.

4. Interest.

Interest will be charged on unpaid principal until the full amount of all principal has been paid. Interest under this Note will accrue daily, and will be calculated on the basis of a 365-day year. The final payment will be in the amount of a regular monthly payment, if all prior payments are made on time.

5. Charge for Late Payment.

If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I/We will pay you a late charge of______. I will pay this late charge only once on each late payment.

6. Loanio Is Not Responsible or Liable for Use of Proceeds.

Except as otherwise specifically and expressly provided in this Note, Loanio is not responsible or liable in any way whatsoever to me and/or any or all of my heirs, successors, representatives, contractors or agents for the legality, safety, quality, merchantability, fitness for use, or any other aspect of any property or services purchased with the proceeds of the Debt. I agree to settle any dispute I may have with any person from whom I have obtained such property or services, directly with that person.

7. Proceeds Not to be Used for Purchase from Assignee.

I certify that the proceeds of the Debt will not be applied by me intentionally in whole or part to purchase property or services from any person to whom any interest in the Debt may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property or service acquires any interest in the loan evidenced by this Note, then Section 6 will not apply to the extent of that person’s interest, even if that person later assigns that person's interest to another person.

8. Automatic Payment Methods.

I will pay when and as due the principal, interest, and any late charges or other fees and charges on this Debt. Those amounts are called "payments". To process such payments in a timely and efficient manner, you have given me the choice of making monthly payments due under this Note (i) by an automated clearinghouse (ACH) withdrawal or other automated electronic fund transfer from an account that I designate, or (ii) by bank drafts drawn on my designated deposit account each month by you on my behalf; and I have chosen one of these methods. If my designated account changes or is to be closed or is to be otherwise inaccessible such that you will be unable to withdraw my payments or draw bank drafts from or on that account, then I will notify you at least three (3) days prior to any such change, closure or inaccessibility of my account, and I will authorize you to withdraw my payments from, or draw bank drafts on, another account that I will designate as part of my notification to you.

I have the right, with respect to payments made by automatic withdrawals from my account, to (i) revoke my prior authorization for automatic withdrawals with regard to all further loan payments, or (ii) to stop payment of a preauthorized automatic withdrawal by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you in writing, at least three (3) business days before the scheduled date of the transfer, of any actions I take regarding my right to revoke my prior authorization for further automatic withdrawals or stop a payment. In any such event, I agree to designate to you a new deposit account from which you may draw subsequent automatic withdrawals or bank drafts, as applicable.

9. Default/Remedies.

If (i) I fail to make any payment when due as required by Section 8; (ii) bankruptcy, receivership or insolvency proceedings or any assignment for the benefit of creditors is instituted by or against me; (iii) any of us die; (iv) I fail to keep any promise or meet any other obligations in this Note; or (v) I make a material misrepresentation, you may at your option accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you take action and exercise the remedy of acceleration you will not do so until one or more payments under this Note is at least 120 days past due, and you will be required to give me at least 30 days prior notice of acceleration; provided, however, that if my default is the result of a material misrepresentation or fraud it is not required that you wait until one or more payments is past due, and you are not required to give me any prior notice of acceleration.]

10. Borrower and Co-Borrower Jointly and Severally Liable.

If there is a Borrower and a Co-Borrower, then each of them will be liable, jointly and severally, for all amounts obtained under the loan evidenced by this Note and for all amounts due and payable under the terms of this Note. If one or more other persons (including without limitation any guarantor) are responsible to pay any amount due under this Note, you may refuse to release any of us until such time as the total outstanding balance owed to you under the terms of the Note have been repaid in full.

11. Prepayment.

I can prepay the Debt in whole or in part at any time without penalty.

12. Waivers.

You may accept late or partial payments, even though marked "paid in full," or with similar language, without losing any of your rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) give notice that amounts due have not been paid ("notice of dishonor"), (b) demand payment of amounts due ("presentment"), or (c) obtain an official certification of nonpayment ("protest"). I hereby waive notice of dishonor, presentment and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at some other time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights in whole or in part, regardless of how often you fail or delay in enforcing or exercising such rights.

To the fullest extent permitted by applicable law, no extension of time for payment of any part of the Debt, and no alteration, amendment or waiver of any provision of the Note or any other document or agreement relating to the Debt or this Note shall release, modify, amend, waive, extend, change, discharge, terminate or affect our unconditional liability, and that of any other >person or party who may become liable for the payment of all or part of the Debt.

13. Charge for Failed Payment Fees.

If I attempt to make a monthly payment, whether by check or bank draft or by automated withdrawal from my designated account, and the payment is unable to be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Section 8, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of [$______] for each check or bank draft returned or failed automated withdrawal, unless and to the extent prohibited by applicable law.

14. Applicable Interest and/or Loan Charge Maximums Will be Observed.

If any law applicable to this Note or the Debt, is finally interpreted so that the interest or other loan charges or fees collected or to be collected in connection with the Debt or Note exceed the legally permitted limit, then: (a) any such interest or loan charge or fee shall be reduced by the amount necessary to reflect and be in compliance with the maximum permitted limit; and (b) any sums already collected, to the extent such sums would otherwise exceed a permitted limit, will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note and/or by making a direct payment to me.

15. Severability.

The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

16. Notices.

All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) one day after deposit prepaid for overnight delivery with a national overnight express delivery service, or (ii) upon receipt, if delivered in person or by facsimile, email or other electronic transmission. Notices must be properly addressed to the parties at the addresses set forth above unless a different address for notice is later provided in writing by one party giving notice pursuant to this Section to the other party(ies).

17. Assignment.

I may not assign any of my obligations under this Note without your written permission, which you are not required to give to me. You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me. My obligations under this Note apply to all of my heirs, successors and permitted assigns, if any. Your rights under this Note apply to each of your successors and assigns.

18. Governing Law.

Except as provided below, this Note is governed by the laws of the State/Commonwealth of my residence, as reflected in your registration records, at the time this loan is made. I will promptly notify you of any changes in my State/Commonwealth of residence.

19. Amendment.

This Note shall not be amended, modified or limited except by a written agreement signed by both you and me.

20. Arbitration.

ANY PARTY, INCLUDING BUT NOT LIMITED TO YOU, LOANIO, INC., AND ANY CURRENT OR FUTURE NOTE HOLDERS, MAY, AT ITS SOLE ELECTION, REQUIRE THAT THE EXCLUSIVE AND SOLE FORUM AND REMEDY FOR ANY AND ALL PAST, PRESENT OR FUTURE DISPUTES AND CLAIMS RELATING IN ANY WAY TO OR ARISING OUT OF THIS AGREEMENT OR THE NOTES, YOUR LOAN REQUEST AND YOUR LOAN, INCLUDING CLAIMS BY OR AGAINST (I) YOU AND ANY PERSON CLAIMING THROUGH YOU AND (II) US, LOANIO, INC., OR ANY LOANIO PARTICIPANT OR MEMBER AND ANY PERSON CLAIMING THROUGH SUCH PERSONS, BE FINAL AND BINDING ARBITRATION, EXCEPT THAT, TO THE EXTENT THAT YOU HAVE IN ANY WAY INFRINGED UPON, VIOLATED, OR THREATENED TO INFRINGE UPON OR ANY OF OUR INTELLECTUAL PROPERTY (INCLUDING OUR PATENT, COPYRIGHT, TRADEMARK OR TRADE SECRET RIGHTS), WE MAY SEEK INJUNCTIVE OR OTHER APPROPRIATE RELIEF. You may opt out of this arbitration agreement by writing to Loanio, Inc., 25 Smith Street, Suite 301, Nanuet NY 10954 Attention: Legal Department, within 30 days of the execution of this Agreement. This arbitration agreement is to be given the broadest possible reading that is enforceable by law and procedures.

Arbitration under this Agreement shall be conducted by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and, in the case of consumer disputes, the AAA’s Supplementary Procedures for Consumer Related Disputes ( the "AAA Consumer Rules") (collectively the "AAA Rules"). The location of the arbitration and the allocation of costs and fees for such arbitration shall be determined in accordance with such AAA Rules and shall be subject to the limitations provided for in the AAA Consumer Rules (for consumer disputes). If such costs are determined to be excessive in a consumer dispute, we will be responsible for paying all arbitration fees and arbitrator compensation in excess of what is deemed reasonable. The arbitrator's award shall be binding and may be entered as a judgment in any court of competent jurisdiction.

TO THE FULLEST EXTENT PERMISSIBLE BY LAW, NO ARBITRATION OR CLAIM UNDER THIS AGREEMENT SHALL BE JOINED TO ANY OTHER ARBITRATION OR CLAIM, INCLUDING ANY ARBITRATION OR CLAIM INVOLVING LOANIO OR ANY OTHER CURRENT OR FORMER MEMBERS OR PARTICIPANTS OF LOANIO, AND NO CLASS ARBITRATION OR CLASS ACTION PROCEEDINGS SHALL BE PERMITTED.

This arbitration agreement is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the Federal Arbitration Act (the "FAA"). The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in the paragraph above prohibiting the consolidation of claims. The AAA Rules, which you may obtain from that organization, shall govern the arbitration unless they conflict with this arbitration agreement, in which case this arbitration agreement will control. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court, nor to state or local laws that relate to arbitration proceedings.

This arbitration agreement shall survive (i) suspension, termination, revocation, closure, or changes of this Agreement, your loan, and your relationship with us or Loanio; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of your loan, your Notes, or any amounts owed on your Notes, to any other person or entity. If any portion of this arbitration agreement is deemed invalid or unenforceable, the remaining portions of this arbitration agreement shall nevertheless remain valid and in force, except that in no event shall any such invalidation be deemed to authorize an arbitrator to determine claims or make awards beyond the scope of authority as limited in this arbitration agreement.

Wisconsin Residents:

If this loan is made for commercial purposes, which are any purposes other than personal, family, or household purposes, this loan shall be governed by the terms of the Consumer Loan Act, Wis. Stat. chapters 421 to 427, including the provisions governing finance charges on loans of $25,000 or less. BY SIGNING THIS NOTE, I ACKNOWLEDGE THAT I (I) HAVE READ AND UNDERSTAND ALL TERMS AND CONDITIONS OF THIS NOTE, (II) AGREE TO THE ALL OF THE TERMS SET FORTH HEREIN, AND (III) ACKNOWLEDGE RECEIPT OF A COMPLETE AND ACCURATELY FILLED-IN COPY OF THIS NOTE.

_________________________________
[Borrower] (only screen name visible to Owners)

_________________________________
[Co-Borrower] (only screen name visible to Owners)

Last Updated on: June 17, 2009